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                                                                   EXHIBIT 23.7






                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the registration statement (Amendment No. 2 to Form S-3) and related Prospectus of Harbinger Corporation for the registration of up to 3,335,000 shares of its common stock and to the incorporation therein of our report dated April 28, 1995, with respect to the statement of operations of EDI (formerly a business of Texas Instruments, Incorporated) for the year ended December 31, 1994 included in Harbinger Corporation's registration statement (Form S-1, No. 33-93804) filed with the Securities and Exchange Commission.



                                            Ernst & Young LLP






Atlanta, Georgia
July 28, 1997